Know all by these presents, that the undersigned hereby makes, constitutes and appoints the Chief Financial Officer, Chief Legal Officer, General Counsel, and or Secretary of The Hearst Corporation, and each of them, as the undersigned's true and lawful attorneys-in-fact, with full power and authority as hereinafter described on behalf of and in the name, place and stead of the undersigned to:

	prepare, execute, acknowledge, deliver and file all Forms 4 (including any amendments thereto) required to be filed by the undersigned with respect to the securities of Hearst-Argyle Television, Inc., a Delaware corporation (the "Company"), with the United States Securities and Exchange Commission, any national securities exchanges and the Company.


	This Power of Attorney shall remain in full force and effect until revoked by the undersigned in a signed writing delivered to such attorneys-in-fact.

	IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 2nd day of February, 2004.


					        The Hearst Family Trust

						by   /s/ Victor F. Ganzi
						Signature
						Victor F. Ganzi, Trustee


STATE OF
COUNTY OF

	On this 2nd day of February, 2004, Victor F. Ganzi personally appeared before me, and acknowledged that he is a Trustee of The Hearst Family Trust and that he is authorized to, and did, execute the foregoing instrument in such capacity for the purposes therein contained.

	IN WITNESS WHEREOF, I have hereunto set my hand and official seal.


						/s/ Bonnie V. Lewis
						Notary Public

                                                My Commission Expires:
                                                February 19, 2006